                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)               February 28, 2001


                                  Advanta Corp.
               (Exact Name of Registrant as Specified in Charter)


         Delaware                       0-14120                 23-1462070
(State or Other Jurisdiction          (Commission             (IRS Employer
          of Incorporation)           File Number)          Identification No.)


         Welsh & McKean Roads,
P.O. Box 844, Spring House, Pennsylvania                               19477
(Address of Principal Executive Offices)                           (Zip Code)


Registrant's telephone number, including area code         (215) 657-4000



          (Former Name or Former Address, if Changed Since Last Report)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         Pursuant to the terms of the Purchase and Sale Agreement (the "Agreement"), dated January 8, 2001, by and between Advanta Corp., a Delaware corporation ("Advanta"), and Chase Manhattan Mortgage Corporation, a New Jersey corporation ("Chase"), Advanta and certain of its subsidiaries transferred and assigned to Chase and certain of its affiliates substantially all of the assets and operating liabilities associated with Advanta's mortgage business (the "Transaction"). The Transaction was approved by Advanta's stockholders at a special meeting of the stockholders held on February 27, 2001 at Advanta's headquarters and was consummated on March 1, 2001, effective as of February 28, 2001 (the "Closing Date").

         Subsidiaries of Advanta that sold assets in the Transaction included
(a) Advanta Mortgage Holding Corp. ("AMHC"), its wholly-owned subsidiary, Advanta Mortgage Corp. USA ("AMCUSA") and all of AMCUSA's subsidiaries; (b) Advanta National Bank ("ANB"); (c) Advanta Bank Corp. ("ABC"); and (d) certain affiliates of AMHC, AMCUSA and its subsidiaries, ANB and ABC. The assets acquired by Chase in the Transaction consist of loans receivable, retained interests in securitizations and other receivables, contractual mortgage servicing rights and other contractual rights, property and equipment, and prepaid assets. The liabilities assumed by Chase in the Transaction consist primarily of certain of Advanta's contractual obligations and other liabilities that appear on its balance sheet, as well as specified contingent liabilities arising out of the operation of the mortgage business before closing that are identified in the Agreement. The purchase price for the assets, net of the related operating liabilities assumed by Chase that appeared on Advanta's balance sheet associated with its mortgage business, was approximately $1.02 billion. This net purchase price resulted in a gain to Advanta, before Transaction expenses and other costs, of approximately $59.7 million. This gain will be reduced by a charge of approximately $19.7 million associated with certain equipment, facilities and derivative instruments related to hedging activities not purchased by Chase in the Transaction. Advanta anticipates restructuring charges associated with its intention to substantially reduce corporate expenses after the Closing Date.

         The determination of the purchase price was a result of arms-length negotiation. See Schedule 1.05(c) to the Agreement (filed therewith) for a description of the purchase price calculation.

         The net purchase price reflected above includes the proceeds received by Advanta from Chase prior to the Closing Date in connection with the sales to Chase of mortgage loans receivable on Advanta's balance sheet and a small portion of Advanta's residual assets. The first of these sales occurred on February 23, 2001, pursuant to a Mortgage Loan Purchase and Sale Agreement, dated as of February 23, 2001, by and among Advanta and certain of its subsidiaries, Chase and Chase Manhattan Bank USA, National Association ("Chase Bank"). The second sale occurred on the Closing Date, pursuant to a Mortgage Loan Purchase and Sale Agreement, dated as of February 28, 2001, by and among Advanta and certain of its subsidiaries, Chase and Chase Bank.

         The assets transferred by Advanta and its subsidiaries to Chase represented approximately 35% of the book value of Advanta's consolidated assets, as of December 31, 2000, under generally accepted accounting principles.

         Following the Transaction, Advanta will no longer operate a mortgage business. However, Advanta retained contingent liabilities, primarily relating to litigation, arising out of its operation of the mortgage business before the Closing Date that were not specifically assumed by Chase in the Transaction. Advanta will continue to operate its other financial services businesses, the products of which include business credit cards, insurance and deposit products, and to make venture capital investments through its affiliates, including Advanta Partners LP. Advanta also will continue to service the existing leases in its small ticket equipment leasing portfolio.

         Chase and certain of its affiliates engage in transactions with Advanta and certain of its affiliates. An affiliate of Chase acts as trustee with respect to certain securities that Advanta offers. In addition, AMCUSA and certain of its affiliates performed mortgage servicing for Chase's subprime mortgages prior to the Transaction.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a)      Financial Statements of Businesses Acquired.

         (b)      Pro Forma Financial Information


We prepared the following pro forma financial information to illustrate the estimated effects of the sale of the mortgage business (the "Transaction") as described in Item 2.

The following tables present:

     - The historical consolidated income statements for the nine months ended September 30, 2000 (unaudited) and the year ended December 31, 1999, and the unaudited historical consolidated balance sheet as of September 30, 2000 for Advanta Corp. and its subsidiaries; and

     - The unaudited pro forma consolidated income statements for the nine months ended September 30, 2000 and the year ended December 31, 1999, and the unaudited pro forma consolidated balance sheet as of September 30, 2000 for Advanta Corp. and its subsidiaries giving effect to the described pro forma adjustments

We prepared the pro forma consolidated income statements assuming that the Transaction had occurred January 1, 1999. The pro forma consolidated balance sheet was prepared assuming that the Transaction had occurred September 30, 2000.

The unaudited pro forma consolidated financial statements presented below do not purport to represent what the results of operations or financial position would actually have been if the Transaction had occurred on the dates referred to above. Also, the unaudited pro forma consolidated financial statements are not indicative of the future results of operations or financial position of Advanta Corp. and its subsidiaries to be expected in future periods. A substantial portion of corporate expenses incurred in the past have been to support the operations sold in the Transaction. Upon completion of the Transaction, we intend to substantially reduce corporate expenses not directly associated with our business card and other ongoing businesses. No pro forma adjustments have been reflected associated with our plans to reduce these expenses. Further, the pro forma adjustments do not reflect a restructuring charge related to the planned reduction in corporate expenses, Transaction expenses or other costs associated with the Transaction. The pro forma adjustments also do not reflect any impact for the use of the proceeds from the Transaction, with the exception of the tender for the repayment of outstanding medium-term notes. The restructuring charge and transaction expenses will be incurred in the period the Transaction is consummated. The pro forma adjustments are based upon available information and assumptions that we believe are reasonable. Estimates could be revised as we complete our analysis of the Transaction. The amount of actual medium-term note repayments will be dependent upon the timing and completion of the tender offer.

                         ADVANTA CORP. AND SUBSIDIARIES
               PRO FORMA CONSOLIDATED INCOME STATEMENT (UNAUDITED)
                      NINE MONTHS ENDED SEPTEMBER 30, 2000



                                                          Advanta Corp.                        Advanta Corp.
(In thousands, except for per share data)               and Subsidiaries      Pro Forma       and Subsidiaries
                                                           Historical        Adjustments         Pro Forma
                                                        ----------------    --------------    ----------------
REVENUES:
Interest income                                            $ 249,207        $(131,487)(A)       $ 117,720
Securitization income (loss)                                 (99,484)         134,325 (A)          34,841
Servicing revenues                                           119,273         (100,504)(A)          18,769
Other revenues, net                                           75,535           (3,337)(A)          72,198
                                                           ---------        ---------           ---------
  TOTAL REVENUES                                             344,531         (101,003)            243,528
                                                           ---------        ---------           ---------
EXPENSES:
Operating expenses                                           286,405         (162,631)(B)         123,774
Interest expense                                             151,490          (95,588)(C)          55,902
Provision for credit losses                                   59,858          (23,408)(A)          36,450
Minority interest in income
 of consolidated subsidiary                                    6,660               --               6,660
                                                           ---------        ---------           ---------
  TOTAL EXPENSES                                             504,413         (281,627)            222,786
                                                           ---------        ---------           ---------
INCOME (LOSS) BEFORE INCOME TAXES                           (159,882)         180,624              20,742
Income tax expense                                                --            7,260 (D)           7,260
                                                           ---------        ---------           ---------
NET INCOME (LOSS)                                          $(159,882)       $ 173,364           $  13,482
                                                           =========        =========           =========

Basic earnings (loss) per combined share                   $   (6.38)                           $    0.53
                                                           =========                            =========

Diluted earnings (loss) per combined share                 $   (6.38)                           $    0.53
                                                           =========                            =========

Basic weighted average combined shares outstanding            25,093                               25,093
                                                           =========                            =========

Diluted weighted average combined shares outstanding          25,093                               25,372
                                                           =========                            =========


(A) The pro forma consolidated income statement reflects the elimination of income and expense of the mortgage business unit, as if the Transaction had occurred as of January 1, 1999, adjusted for the results of auto operations which are not part of the Transaction.

(B) The pro forma consolidated income statement reflects the elimination of the operating expenses of the mortgage business unit, adjusted by (1) $3.0 million of auto expenses as described in (A); and (2) $29.4 million of indirect operating expenses allocated to the mortgage business unit by Advanta Corp. that would continue to be incurred subsequent to the Transaction if there was no corporate restructuring.

(C) The pro forma consolidated income statement reflects the elimination of interest expense of the mortgage business unit, as adjusted by (1) auto interest expense of $1.3 million as described in (A); and (2) $863 thousand which represents the difference between interest expense allocated to the mortgage business unit by Advanta Corp. and interest expense calculated based on the specific costs of funding the assets being sold; and (3) a reduction of $20.1 million in interest expense to reflect the paydown of $365.6 million in medium-term notes with a portion of the proceeds from the Transaction. Interest expense reduction due to debt repayment was calculated at an interest rate of 7.34%.

(D) The effective tax rate of the consolidated company and the mortgage business unit was 0% for 2000 due to valuation adjustments recorded on the mortgage business unit assets in the second quarter of 2000 and an increase in a tax valuation allowance. Excluding these mortgage valuation adjustments, tax expense would have been recognized by Advanta Corp. The pro forma tax adjustment represents the tax expense on pro forma income at the federal statutory rate of 35%.

                         ADVANTA CORP. AND SUBSIDIARIES
               PRO FORMA CONSOLIDATED INCOME STATEMENT (UNAUDITED)
                          YEAR ENDED DECEMBER 31, 1999



                                                        Advanta Corp.                         Advanta Corp.
(In thousands, except for per share data)              and Subsidiaries      Pro Forma       and Subsidiaries
                                                          Historical        Adjustments         Pro Forma
                                                       ----------------     -----------      ----------------
REVENUES:
Interest income                                            $ 246,226        $(126,203)(A)       $ 120,023
Securitization income                                        124,514          (88,548)(A)          35,966
Servicing revenues                                           119,300          (95,855)(A)          23,445
Other revenues, net                                           82,483           (4,078)(A)          78,405
                                                           ---------        ---------           ---------
  TOTAL REVENUES                                             572,523         (314,684)            257,839
                                                           ---------        ---------           ---------
EXPENSES:
Operating expenses                                           337,061         (200,639)(B)         136,422
Interest expense                                             167,676         (109,151)(C)          58,525
Provision for credit losses                                   42,647          (16,391)(A)          26,256
Minority interest in income
 of consolidated subsidiary                                    8,880               --               8,880
Unusual charges                                               16,713               --              16,713
                                                           ---------        ---------           ---------
  TOTAL EXPENSES                                             572,977         (326,181)            246,796
                                                           ---------        ---------           ---------
INCOME (LOSS) BEFORE INCOME TAXES                               (454)          11,497              11,043
Income tax expense (benefit)                                 (50,272)           4,024 (D)         (46,248)
                                                           ---------        ---------           ---------
NET INCOME                                                 $  49,818        $   7,473           $  57,291
                                                           =========        =========           =========

Basic earnings per combined share                          $    1.99                            $    2.31
                                                           =========                            =========

Diluted earnings per combined share                        $    1.96                            $    2.28
                                                           =========                            =========

Basic weighted average combined shares outstanding            23,572                               23,572
                                                           =========                            =========

Diluted weighted average combined shares outstanding          23,929                               23,929
                                                           =========                            =========

(A) The pro forma consolidated income statement reflects the elimination of income and expense of the mortgage business unit, as if the Transaction had occurred as of January 1, 1999, adjusted for the results of auto operations which are not part of the Transaction.

(B) The pro forma consolidated income statement reflects the elimination of the operating expenses of the mortgage business unit, adjusted by (1) $5.5 million of auto expenses as described in (A); and (2) $35.7 million of indirect operating expenses allocated to the mortgage business unit by Advanta Corp. that would continue to be incurred subsequent to the Transaction if there was no corporate restructuring.

(C) The pro forma consolidated income statement reflects the elimination of interest expense of the mortgage business unit, as adjusted by (1) auto interest expense of $3.3 million as described in (A); (2) $7.2 million which represents the difference between interest expense allocated to the mortgage business unit by Advanta Corp. and interest expense calculated based on the specific costs of funding the assets being sold; and (3) a reduction of $26.8 million in interest expense to reflect the paydown of $365.6 million in medium-term notes with a portion of the proceeds from the Transaction. Interest expense reduction due to debt repayment was calculated at an interest rate of 7.34%.

(D) The pro forma consolidated income statement reflects the net effects of the pro forma adjustments at the statutory federal tax rate of 35%.

\                         ADVANTA CORP. AND SUBSIDIARIES
                PRO FORMA CONSOLIDATED BALANCE SHEET (UNAUDITED)
                            AS OF SEPTEMBER 30, 2000



                                                                    Advanta Corp.                           Advanta Corp.
($ in thousands)                                                  and Subsidiaries      Pro Forma         and Subsidiaries
                                                                     Historical        Adjustments           Pro Forma
                                                                  ----------------   ---------------      ----------------
ASSETS
Cash                                                               $    77,067          $ 607,606 (A)       $   684,673
Federal funds sold                                                     107,046                 --               107,046
Restricted interest-bearing deposits                                    42,556                 --                42,556
Investments available for sale                                         800,567                 --               800,567
Loan and lease receivables, net:
  Held for sale                                                        580,578           (267,866)(B)           312,712
  Other                                                                292,459            (37,661)(B)           254,798
                                                                   -----------        -----------           -----------
Total loan and lease receivables, net                                  873,037           (305,527)              567,510
Retained interests in securitizations                                  432,253           (423,671)(B)             8,582
Contractual mortgage servicing rights                                   95,954            (95,954)(B)                --
Premises and equipment (at cost, less accumulated
 depreciation)                                                          96,639            (26,127)(C)            70,512
Other assets                                                           594,187           (127,903)(D)           466,284
                                                                   -----------        -----------           -----------
TOTAL ASSETS                                                       $ 3,119,306        $  (371,576)          $ 2,747,730
                                                                   ===========        ===========           ===========

LIABILITIES
Deposits:
  Noninterest-bearing                                              $    17,338        $        --           $    17,338
  Interest-bearing                                                   1,512,947                 --             1,512,947
                                                                   -----------        -----------           -----------
TOTAL DEPOSITS                                                       1,530,285                 --             1,530,285

Long-term debt                                                         759,900           (365,600)(E)           394,300
Other borrowings                                                         6,030                 --                 6,030
Other liabilities                                                      290,322            (45,976)(F)           244,346
                                                                   -----------        -----------           -----------
TOTAL LIABILITIES                                                    2,586,537           (411,576)            2,174,961
                                                                   -----------        -----------           -----------
Company-obligated mandatorily redeemable preferred
 securities of subsidiary trust holding solely
 subordinated debentures of Advanta Corp.                              100,000                 --               100,000

STOCKHOLDERS' EQUITY
Class A preferred stock, $1,000 par value:
 Authorized, issued and outstanding - 1,010 shares                       1,010                 --                 1,010
Class A voting common stock, $.01 par value:
 Authorized - 214,500,000 shares; Issued - 10,040,230 shares               100                 --                   100
Class B non-voting common stock, $.01 par value:
 Authorized - 230,000,000 shares; Issued - 17,708,494 shares               177                 --                   177
Additional paid-in capital                                             221,486                 --               221,486
Deferred compensation                                                  (10,131)                --               (10,131)
Unearned ESOP shares                                                   (11,818)                --               (11,818)
Accumulated other comprehensive loss                                    (6,317)                --                (6,317)
Retained earnings                                                      256,227             40,000 (G)           296,227
Less: Treasury stock at cost, 0 Class A and 527,168
  Class B common shares                                                (17,965)                --               (17,965)
                                                                   -----------        -----------           -----------
TOTAL STOCKHOLDERS' EQUITY                                             432,769             40,000               472,769
                                                                   -----------        -----------           -----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                         $ 3,119,306        $  (371,576)          $ 2,747,730
                                                                   ===========        ===========           ===========

(A) Represents the receipt of proceeds on the sale of net assets of the mortgage business unit reduced by the sale of mortgage business unit cash, had the sale occurred at the balance sheet date, with the exception of $1.0 million of cash accounts that are not part of the Transaction. The pro forma adjustment for proceeds is also reduced for the repurchase of outstanding medium-term notes at par value plus accrued interest. See (E).

(B) Represents the sale of assets and liabilities of the mortgage business unit had the sale occurred at the balance sheet date, adjusted for auto assets and liabilities that are not part of the Transaction.

(C) Represents the reduction of premises and equipment of the mortgage business unit had the sale occurred at the balance sheet date, with the exception of auto assets as noted in (B) and $35.4 million of facilities and related building improvements, equipment and technology assets that are not part of the Transaction.

(D) Represents the reduction of other assets of the mortgage business unit had the sale occurred at the balance sheet date, with the exception of auto assets as noted in (B) and $2.1 million of accrued interest on derivatives and certain prepaids that are not part of the Transaction.

(E) One of the intended uses of the proceeds is a tender to repurchase all of our outstanding medium-term notes at par value plus accrued interest. The pro forma adjustment represents the balance of medium-term notes outstanding at September 30, 2000. The amount of actual medium-term note repayments will be dependent upon the timing and completion of the tender offer.

(F) Represents the reduction of other liabilities of the mortgage business unit had the sale occurred at the balance sheet date, with the exception of auto liabilities as noted in (B) and $25.1 million of liabilities related to exited businesses, certain other accruals, and payroll related expenses, that will not be part of the Transaction. Pro forma adjustment also includes a $7.9 million reduction in accrued interest payable related to medium-term notes. See (E).

(G) Represents the increase in retained earnings resulting from the gain, before transaction expenses and other costs, of $59.7 million on the Transaction, reduced by a charge of approximately $19.7 million associated with equipment, facilities and derivative instruments related to hedging activities that were not purchased in the Transaction. Estimates could be revised as we complete our analysis of the Transaction.

         (c)      Exhibits.

         2.1 Purchase and Sale Agreement, dated January 8, 2001, by and between Advanta Corp. and Chase Manhattan Mortgage Corporation (incorporated by reference to Annex I to Advanta's Definitive Proxy Statement filed January 25, 2001)

         2.2 Mortgage Loan Purchase and Sale Agreement, dated February 23, 2001, by and among Advanta Corp., Chase Manhattan Mortgage Corporation, and Chase Manhattan Bank USA, National Association (filed herewith)

         2.3 Mortgage Loan Purchase and Sale Agreement, dated February 28, 2001, by and among Advanta Corp., Chase Manhattan Mortgage Corporation, and Chase Manhattan Bank USA, National Association (filed herewith)

         99.1 Press Release dated January 8, 2001 (incorporated by reference to Advanta's Current Report on Form 8-K filed January 9, 2001)

         99.2 Press Release dated March 1, 2001 (incorporated by reference to Advanta's Current Report on Form 8-K filed March 1, 2001)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           Advanta Corp.
                                           ------------------------------------
                                           (Registrant)


Date: March 13, 2001
                               By:  /s/ Elizabeth H. Mai
                                   ---------------------------------------------
                                     Elizabeth H. Mai
                                     Senior Vice President,
                                     Secretary and General Counsel

                                  EXHIBIT INDEX

Exhibit           Description                                                   Method of Filing
2.1               Purchase and Sale Agreement, dated January 8,                 Incorporated by reference
                  2001, by and between Advanta Corp. and Chase                  to Annex I to Advanta's
                  Manhattan Mortgage Corporation                                Definitive Proxy Statement
                                                                                filed January 25, 2001

2.2               Mortgage Loan Purchase and Sale Agreement,                    Filed electronically herewith
                  dated February 23, 2001, by and among Advanta
                  Corp., Chase Manhattan Mortgage Corporation, and
                  Chase Manhattan Bank USA, National Association

2.3               Mortgage Loan Purchase and Sale Agreement,                    Filed electronically herewith
                  dated February 28, 2001, by and among Advanta
                  Corp., Chase Manhattan Mortgage Corporation, and
                  Chase Manhattan Bank USA, National Association

99.1              Press Release dated January 8, 2001                           Incorporated by reference to
                                                                                Advanta's Current Report on
                                                                                Form 8-K filed January 9, 2001

99.2              Press Release dated March 1, 2001                             Incorporated by reference to
                                                                                Advanta's Current Report on
                                                                                Form 8-K filed March 1, 2001